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                                                                    Exhibit 5(a)

                        INVESTMENT MANAGEMENT AGREEMENT

     This INVESTMENT MANAGEMENT AGREEMENT (the "Agreement"), dated as of [__________________], 1997 by and between MML SERIES INVESTMENT FUND (the "Trust") on behalf of MML EQUITY INDEX FUND (the "Fund") AND MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (the "Adviser").

     WHEREAS, the Trust, on behalf of the Fund, and the Adviser wish to enter into an agreement setting forth the terms on which the Adviser will (1) perform certain investment management services for the Fund, (2) perform administrative functions relating to the Fund, and (3) assume certain expenses of the Fund.

     NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

     1.   INVESTMENT MANAGEMENT SERVICES TO BE RENDERED TO THE FUND.  The Fund
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     hereby engages the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Fund, subject to such general or specific instructions as may be given by the Board of Trustees of the Trust. The Adviser hereby agrees, at its own expense, to render the services and to assume the obligations of investment manager.

     2.   SUB-ADVISORY AGREEMENTS.  The Adviser may enter into sub-advisory
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     agreements with persons ("Sub-Advisers") pursuant to which the Adviser delegates any or all of its functions hereunder to one or more Sub-Advisers provided that a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser or any Sub-Adviser, approve the agreement and provided further, that, to the extent required by the Investment Company Act of 1940 and the Rules and Regulations thereunder, a majority of the outstanding voting securities of the Fund must also approve the agreement. The Adviser shall pay all compensation of any such Sub-Advisers and will have the right to terminate the services of any Sub-Adviser at any time on no more than 60 days' notice, subject to the approval of the Board of Trustees, and thereupon shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected.

     3.   ADMINISTRATIVE SERVICES TO BE PROVIDED AND EXPENSES TO BE ASSUMED BY
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     THE ADVISER.  Until the termination of the employment of the Adviser as
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     investment manager for the Fund, the Adviser will provide, or provide for, all services required for the administration of the Trust and the Fund, and will assume all expenses of the Trust and the Fund other than those expenses referred to in the following paragraph.
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The Adviser shall not be obligated to pay and the Fund or the Trust shall pay:
(1) taxes and corporate fees payable to governmental agencies; (2) brokerage commissions and other capital items payable in connection with the purchase or sale of the Fund's investment; (3) interest on account of any borrowings by the Fund; (4) fees and expenses of the Trust's Trustees who are not interested persons (as defined in the Investment Company Act of 1940) of the Adviser or of the Trust; (5) fees and expenses of the Trust's Advisory Board Members; (6) fees payable to the Trust's certified independent public accountants; and (7) any required trademark licensing fees.

In placing portfolio transactions for the Fund, the Adviser will follow such practices as may from time to time be set forth in the Trust's most recent prospectus or specified by its Board of Trustees.

4.   COMPENSATION TO BE PAID BY THE FUND TO THE ADVISER.  For the services
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rendered hereunder, the Fund shall pay to the Adviser as of the last day of each calendar quarter a fee at the annual rate of: [.40% of the first $100,000,000 of average daily net asset value of the Fund determined as of the close of the New York Stock Exchange on each day the Exchange is open for trading; .38% of the next $150,000,000 and .36% on any net assets thereafter] or such lesser amount as MassMutual may from time to time inform the Fund, on a date prior to the accrual of such fee, that MassMutual chooses to change the Fund.

5.   SERVICES OF THE ADVISER TO THE TRUST AND THE FUND NOT EXCLUSIVE.  The
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services of the Adviser to the Trust and the Fund under this Agreement are not to be deemed exclusive and the Adviser shall be free to render similar services to others.

6.   USE OF NAME BY THE TRUST AND THE FUND.  The Trust and the Fund
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recognize the Adviser's control of the initials "MML" and agrees that its right to use these initials is non-exclusive and can be terminated by the Adviser at any time. The use of such initials will automatically be terminated if at any time the Adviser or a wholly-owned subsidiary of the Adviser ceases to be investment manager for the Fund. If, at any time, the use of the initials "MML" is terminated, the continuance of this Agreement will be submitted to shareholders of the Fund at a meeting specifically called for that purpose.

7.   INTERESTED AND AFFILIATED PERSONS.  It is understood that members of
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the Board of Trustees, officers, employees or agents of the Trust or the Fund may also be directors, officers, employees or agents of the Adviser, and that the Adviser, its directors, officers, employees or agents maybe interested in the Fund as shareholders or otherwise.

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8.   RECORDS AND CONFIDENTIALITY.  All records pertaining to the operation
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and administration of the Trust and the Fund (whether prepared by the Adviser or supplied to the Adviser by the Trust or the Fund) are the property and subject to the control of the Trust. In the event of the termination of this Agreement, all such records in the possession of the Adviser shall be promptly turned over to the Trust free from any claim or retention of rights. All such records shall be deemed to be confidential in nature and the Adviser shall not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by the Trust or as required by federal or state regulatory authorities. The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the operations of the Adviser or the Trust, present or future, any information, reports or other material obtained pursuant to this Agreement which any such body may request or require pursuant to applicable laws or regulations.

9.   LIABILITY REGARDING INVESTMENT MANAGEMENT.  In the absence of willful
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misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, or of reckless disregard of such obligations and duties, neither the Adviser nor any of its officers, directors, employees or agents shall be subject to liability for any act or omission in the course of, or connected with, rendering services or performing its obligations hereunder.

10.  TERMINATION AND AMENDMENT.  This Agreement is effective as of the date
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first written above and will continue in effect from year to year after the date hereof, as long as it is specifically approved at least annually by vote of the Board of Trustees of the Trust including the vote of a majority of such Trustees who are not interested persons (as defined in the Investment Company Act of 1940) of the Adviser or of the Fund; provided, however, that (1) this Agreement may at any time be terminated by the Trust on 60 days' written notice to the Adviser without the payment of any penalty either by vote of the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act of 1940); (2) this Agreement shall immediately terminate in the event of its assignment
(within the meaning of the Investment Company Act of 1940); and (3) this Agreement may be terminated by the Adviser on 60 days' written notice to the Trust without the payment of any penalty. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved at a meeting by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or interested persons of the Adviser.

                                      -3-
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11.  OBLIGATION OF THE TRUST.  A copy of the Agreement and Declaration of
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Trust of the Trust is on file with the Secretary of the Commonwealth of
Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees of the Trust and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees or shareholders individually, but are binding only upon the assets and property of the Fund.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                       MML SERIES INVESTMENT FUND
                       on behalf of MML EQUITY INDEX FUND

                       By:  _______________________________

                       Its:  _______________________________


                       MASSACHUSETTS MUTUAL LIFE
                       INSURANCE COMPANY


                       By:  _______________________________

                       Its:  _______________________________

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